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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS                          EXHIBIT 23.2



        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A No. 2 into the Company's previously filed S-8 Registration Statement File No. 33-43841 and the S-8 Registration Statement File No. 33-27213.




/s/ Arthur Anderson LLP
------------------------------
ARTHUR ANDERSON LLP
November 7, 1996

St. Louis, Missouri